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                                                                     Exhibit 4.5

                                   AMENDMENT

                                       TO

                                RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made this 1st day of August, 2001 by Nanophase Technologies Corporation (the "Company") and LaSalle National Bank, as Rights Agent (the "Rights Agent") under that certain Rights Agreement dated October 28, 1998 (the "Rights Agreement") between the Company and the Rights Agent. This Amendment only amends certain portions of the Rights Agreement and is effective as of 12:00 p.m. (Eastern Time), August 1, 2001. All provisions of the Rights Agreement which are not amended by this Amendment shall remain in full force and effect.

     1. Section 1(a) of the Rights Agreement is hereby amended by deleting the word "15%" in each place that it appears in such section and replacing it with the word "20%". In addition, any corresponding reference to a term defined in such Section 1(a) shall be similarly amended. It is the intent of the Company and the Rights Agent that the 15% ownership threshold referenced in such Section 1(a) be increased to 20%. Accordingly, any provision of the Rights Agreement inconsistent with such purpose is hereby also amended.

     2. Except as specifically set forth herein, all other terms and conditions as set forth in the Rights Agreement shall remain in full force and effect, and are not otherwise amended, altered, modified, or revised.

     3. This document may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


Nanophase Technologies Corporation        LaSalle National Association as Rights
                                          Agent


By:   /s/ Jess Jankowski                  By:    /s/ Gregory Malatia
     -----------------------------              --------------------------------
      Jess Jankowski, Secretary           Name:  Gregory Malatia
                                           Its:  First Vice President